Exhibit 99.1

FORM OF PROXY CARD

SiRF SPECIAL MEETING OF STOCKHOLDERS – JUNE 25, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE SiRF BOARD OF DIRECTORS

Please mark your votes as indicated in this example ☒

The Board of Directors recommends you vote "FOR" Items 1 and 2.

	FOR	AGAINST	ABSTAIN
1. Vote to adopt the Agreement and Plan of Merger, dated as of February 9, 2009, among CSR plc. Shannon Acquisition Sub Inc. and SiRF, as it may be amended from time to time	☐	☐	☐
2. Vote to approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement	☐	☐	☐

☐ Mark the box if you plan to attend the meeting.

☐ Mark the box if you would like to keep your vote confidential until after the meeting.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date __________

Note: Please sign above exactly as the name appears above. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11 p.m. Eastern Daylight Time on June 24, 2009.

SiRF TECHNOLOGY HOLDINGS, INC.

INTERNET

http://www.eproxy.com/sirf

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

SiRF TECHNOLOGY HOLDINGS
217 Devcon Drive
San Jose, California 95112

Our Board of Directors is asking for your authorization and voting instructions (your proxy) to vote your shares.

By signing on the reverse side, you appoint each of DIOSDADO BANATAO, KANWAR CHADHA, DENNIS BENCALA and ADAM DOLINKO as your representative (proxy) with power to substitute another person to submit your vote. Your shares will be voted at the SiRF Special Meeting of Stockholders scheduled to be held on June 25, 2009 or at any postponement or adjournment thereof in accordance with your instructions on the matters described in the proxy statement/prospectus and in the discretion of the proxy holders on any other matters properly presented for a vote at the meeting or at any postponement or adjournment thereof.

(To be signed on the reverse side of this form if voting by mail, or follow the instructions to vote via the Internet or by telephone)

Address Change/Comments **(Mark the corresponding box on the reverse side)**

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT

Please vote your proxy as promptly as possible by telephone, through the Internet or by marking, signing, dating and returning your proxy card in the postage-paid envelope provided.

If you have any questions or need assistance voting your shares, please call Okapi Partners, which is assisting SiRF, toll-free at (877) 274-8654.